Exhibit 10.3

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of October 2, 2018 (this “Agreement”), is entered into by and among BNP PARIBAS (the “Incremental Lender”), NRC US HOLDING COMPANY, LLC, a Delaware limited liability company (the “Borrower Representative” and a “Borrower”), SPRINT ENERGY SERVICES, LLC, a Delaware limited liability company (a “Borrower”), the Guarantors party hereto and BNP PARIBAS, as Administrative Agent.

RECITALS:

WHEREAS, reference is hereby made to that certain Credit and Guaranty Agreement, dated as of June 11, 2018 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among each Borrower, NRC Group Holdings, LLC (“Parent”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, and BNP Paribas, as Administrative Agent and as Collateral Agent; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrowers may request Incremental Term Loan Commitments by entering into one or more Joinder Agreements with one or more Incremental Lenders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1. Commitment. Subject to the conditions set forth in Section 5 below, the Incremental Lender hereby commits to provide its Commitments for the Incremental Term Loans to be provided hereunder (the “Incremental Term Loans”) as set forth on Schedule A annexed hereto (the “Incremental Facility”), on the terms and subject to the conditions set forth herein.

2. Confirmation. The Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3. Certain Terms. The Incremental Term Loans shall be treated as, and shall have identical terms as, the Initial Term Loans made on the Closing Date for all purposes under the Credit Agreement, including, without limitation, with respect to maturity, prepayments, repayments, interest rate and other economic terms and any other provisions restricting the rights, or regarding the obligations, of the Credit Parties, or any provisions regarding the rights of the Lenders. The Administrative Agent is hereby authorized to take all actions with respect to Interest Periods as may be reasonably necessary to ensure that all Incremental Term Loans are included in each outstanding Initial Term Loan on a pro rata basis, and the Administrative Agent shall be authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein. The Administrative Agent shall record the Incremental Term Loans as being of the same “Class” as the Initial Term Loans. To further effectuate the foregoing, the parties hereto hereby agree that, as of the Incremental Closing Date, the Credit Agreement shall, in accordance with Section 2.25(j) of the Credit Agreement, be amended as follows:

(a)	Principal Payments. Section 2.12(a) of the Credit Agreement shall be amended and restated in its entirety as follows:

(b)	The principal amount of the Initial Term Loans (including, for the avoidance of doubt, the Incremental Term Loans) shall be repaid in installments in the aggregate amounts set forth below on the date correlative thereto; provided, such installments shall be reduced in connection with any voluntary or mandatory prepayments of the Initial Term Loans (including, for the avoidance of doubt, the Incremental Term Loans) in accordance with Section 2.15:

Installment Date	Installment
Each March 31, June 30, September 30 and December 31 (beginning with December 31, 2018 and ending prior to the Initial Term Loan Maturity Date	$857,719.30
Initial Term Loan Maturity Date	Outstanding aggregate principal amount of the Initial Term Loans (including, for the avoidance of doubt, the Incremental Term Loans)

(c)	Prepayment Fees. For purposes of Section 2.11(h) of the Credit Agreement, the Incremental Term Loans shall be considered Initial Term Loans and the words “the Closing Date” therein shall be deleted and replaced with “April 2, 2019” (and the Credit Agreement shall be deemed so amended).

(d)	MFN Protection. For purposes of Section 2.25(h)(iv) of the Credit Agreement, the Incremental Term Loans shall be considered Initial Term Loans.

4. Proposed Borrowing. This Agreement represents Borrowers’ request to borrow the Incremental Term Loans set out below from the Incremental Lender as follows (the “Proposed Borrowing”):

(a)	Incremental Term Loan: $35,000,000.00

(b)	Business Day of Proposed Borrowing: October 2, 2018 (the “Incremental Closing Date”)

(c)	Interest rate option:	☐	i.	Base Rate Loans

		☒	ii.	Eurodollar Loans with Interest Periods coterminous with those for the Initial Term Loans

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5. Conditions. The effectiveness of this Agreement shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5:

(a)	This Agreement, duly executed by the Incremental Lender, the Borrowers and the Administrative Agent.

(b)	A certificate of the secretary or assistant secretary (or other officer reasonably acceptable to the Administrative Agent) of each Borrower dated the Incremental Closing Date, certifying (A) that (i) attached thereto is a true and complete copy of each Organizational Document (or its equivalent) of such Borrower certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization or (ii) there have been no changes to the Organizational Documents of such Borrower delivered to the Administrative Agent on the Closing Date, and (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Managers of such Borrower establishing that all necessary organizational action on the part of such Borrower has been taken, authorizing the execution, delivery and performance of this Agreement contemplated to be entered into by such Borrower and that such resolutions and other actions have not been modified, rescinded, supplemented, or amended and are in full force and effect.

(c)	A certificate as to the good standing of each Borrower as of a recent date, from the Secretary of State of the State of Delaware.

(d)	A Counterpart Agreement under the Credit Agreement executed and delivered by Quail Run Services, LLC, a Texas limited liability company (the “Target”).

(e)	A certificate of the secretary or assistant secretary (or other officer reasonably acceptable to the Administrative Agent) of the Target dated the Incremental Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document (or its equivalent) of the Target certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Target or equivalent body or Person of the Target authorizing the execution, delivery and performance of the Credit Documents to which such Person is a party and (C) as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of the Target (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary or other officer executing the certificate in this clause (i)).

(f)	A certificate as to the good standing of the Target as of a recent date, from the Secretary of State of the State of Texas.

(g)	The Collateral Agent shall have received:

i.	a UCC financing statement with respect to the Target in appropriate form for filing under the UCC in the State of Texas;

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ii.	certified copies of UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name the Target as debtor and that are filed in those state and county jurisdictions in which the Target is organized and such other searches that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens); and

iii.	payoff letters in form and substance reasonably satisfactory to the Administrative Agent with respect to, or other reasonably satisfactory confirmation of arrangements for the repayment of, any existing material third-party Indebtedness of the Target (except for Indebtedness permitted to be outstanding without any consent from the Borrowers or their affiliates under the QRS Acquisition Agreement (as defined below) or other Indebtedness permitted to be outstanding under the Credit Agreement), together with any necessary release instruments with respect to the Liens granted as security therefor, including UCC-3 termination statements and intellectual property security agreement releases;

in addition, for the avoidance of doubt, the Credit Parties shall comply with the requirements of Section 5.11 of the Credit Agreement with respect to the Target within the time periods set forth therein.

(h)	The Administrative Agent shall have received a certificate from the Borrowers’ insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 5.5(a) of the Credit Agreement is in full force and effect with respect to the Target and that the Collateral Agent, for the benefit of the Secured Parties, has been named as additional insured and loss payee thereunder to the extent required under Section 5.5(b) of the Credit Agreement.

(i)	The Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower Representative reasonably satisfactory to it certifying and demonstrating (a) as to the Borrowers’ Certifications in Section 7 hereof, (b) that all of the requirements set forth in Section 2.25 of the Credit Agreement have been satisfied with respect to the Incremental Facility, such certificate to be accompanied by calculations shown in reasonable detail to that effect and (c) that all of the requirements under the definition of “Permitted Acquisition” set forth in the Credit Agreement have been satisfied with respect to the QRS Acquisition (as defined below).

(j)	The Administrative Agent shall have received, on behalf of itself, the other Agents, the Lenders and the Issuing Bank, a favorable written opinion of Jones Day, special counsel for the Credit Parties, (A) dated the Incremental Closing Date, (B) addressed to the Agents, the Issuing Bank and the Lenders and (C) covering such matters relating to this Agreement, the Credit Documents and the Joinder Agreements as the Administrative Agent shall reasonably request.

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(k)	The QRS Acquisition shall have been consummated or shall be consummated substantially concurrently on the Incremental Closing Date, in each case in all material respects in accordance with the terms of the QRS Acquisition Agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and all conditions precedent to the consummation of the QRS Acquisition, as set forth in the QRS Acquisition Agreement, shall have been satisfied in all material respects without any waiver, amendment, supplement or modification that is materially adverse to the Incremental Lenders unless the Administrative Agent has consented thereto, such consent not to be unreasonably withheld or delayed. As used herein, “QRS Acquisition” shall mean the acquisition by Sprint Energy Services, LLC of the Equity Interests of the Target, pursuant to that certain Purchase Agreement (the “QRS Acquisition Agreement”) dated on or about the Incremental Closing Date by and between Sprint Energy Services, LLC and the members of the Target.

(l)	The Administrative Agent shall have received payment of all fees due to it and the Incremental Lender, as separately agreed, and all amounts due and payable under Section 10.2 of the Credit Agreement, including, reimbursement or payment of all out-of-pocket expenses that are specifically required to be paid on the Incremental Closing Date (which includes the reasonable and documented legal fees and expenses of counsel to the Administrative Agent and the Collateral Agent), in each case, to the extent invoiced at least two (2) Business Days prior to the Incremental Closing Date.

(m)	Solely to the extent specifically requested by the Administrative Agent of the Borrower Representative at least ten (10) days prior to the Incremental Closing Date, the Administrative Agent shall have received not less than three (3) Business Days prior to the Incremental Closing Date all documentation and other information required under Anti-Terrorism Laws and applicable “know-your-customer” and anti-money laundering Laws.

(n)	The Administrative Agent shall have received (x) pro forma balance sheet and income statements of Parent as of and for the twelve-month period ending on the last day of the most recently completed four fiscal quarters for which financial statements thereof have been delivered pursuant to the Credit Agreement, prepared after giving effect to the QRS Acquisition as if the QRS Acquisition had occurred as of such date (in the case of the balance sheet) or at the beginning of such period (in the case of such statement of income); and (y) financial projections prepared by the Sponsor for Parent and its subsidiaries on a quarterly basis for the first eight fiscal quarters after the Closing Date and on an annual basis thereafter to and including 2024.

(o)	The Administrative Agent shall have received a Solvency Certificate duly executed and delivered by Parent, substantially in the form attached hereto as Exhibit A.

6. Incremental Lender. The Incremental Lender acknowledges and agrees that upon its execution of this Agreement and the making of the Incremental Term Loans that such Incremental Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

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7. Borrowers’ Certifications. By its execution of this Agreement, each Borrower hereby certifies that:

(a)	at the time of and immediately after giving effect to the Incremental Facility and the borrowings thereunder, no Event of Default under Sections 8.1(a), 8.1(g) or 8.1(h) shall have occurred and be continuing on such date; and

(b)	each of the representations made by the Target in the QRS Acquisition Agreement as are material to the interests of the Incremental Lenders (but only to the extent that Parent has the right to terminate its obligations under the QRS Acquisition Agreement or decline to consummate the QRS Acquisition as a result of a breach of such representations and warranties) (the “Acquired Business Representations”) and the Specified Representations (as defined below) are true and correct in all material respects (provided, to the extent that any Acquired Business Representation or any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, (x) the definition thereof shall be the definition of “Material Adverse Effect” (as defined in the QRS Acquisition Agreement) for purposes of any Acquired Business Representation or any Specified Representation and (y) the same shall be true and correct in all respects (as used herein, “Specified Representations” means the representations in the Credit Agreement and this Agreement relating to (a) organizational power and authority to enter into this Agreement; (b) due execution, delivery and enforceability of this Agreement; (c) solvency; (d) no conflicts of this Agreement with charter documents (limited to the execution, delivery and performance of this Agreement, incurrence of the Incremental Term Loans and the granting of the security interests in respect thereof); (e) Federal Reserve margin regulations; (f) the Investment Company Act; (g) use of proceeds of the Incremental Facility not violating laws against sanctioned persons (including OFAC), anti-terrorism laws (including the PATRIOT Act), anti-bribery laws (including the FCPA) and anti-money laundering laws; (h) status of the Incremental Facility as senior debt (subject to customary Permitted Liens); and (i) the perfection and required priority of the security interests granted in the proposed collateral (subject to permitted liens in the Credit Documents) as set out in Section 5(g) of this Agreement)).

8. Notice Address. For purposes of the Credit Agreement, the notice address of the Incremental Lender shall be as set forth in the Credit Agreement.

9. Recordation of the New Loans. Upon execution and delivery hereof, Administrative Agent will record the Incremental Term Loans made by the Incremental Lender in the Register.

10. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

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11. Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

12. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13. THE UNDERSIGNED HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION PROVISION SET FORTH IN SECTION 10.15 (CONSENT TO JURISDICTION) OF THE CREDIT AGREEMENT AND IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY THE LAW, ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ACCORDANCE WITH SECTION 10.16 (WAIVER OF JURY TRIAL) OF THE CREDIT AGREEMENT.

14. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

15. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

16. Credit Document. This Agreement constitutes a Credit Document for all purposes of the Credit Agreement and the other Credit Documents.

17. Reaffirmation; Other Agreements. Each Credit Party (i) reaffirms each Lien granted by each Credit Party to the Collateral Agent for the benefit of the Secured Parties pursuant to the Collateral Documents and (ii) acknowledges and agrees that the grants of security interests by the Credit Parties contained in the Credit Agreement and the Collateral Documents are, and shall remain, in full force and effect after giving effect to this Agreement. Nothing contained in this Agreement shall be construed as substitution or novation of the obligations outstanding under the Credit Agreement or the other Credit Documents, which shall remain in full force and effect, except to any extent modified hereby. Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the transactions contemplated by this Agreement and (ii) nothing in the Credit Agreement, this Agreement or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement or the other Credit Documents.

18. Reduction of Revolving Credit Commitments. The Administrative Agent acknowledges that it has received notice under Section 2.13(b) of the Credit Agreement to the effect that the Borrowers wish to reduce the Revolving Credit Commitments under the Credit Agreement by $5,000,000 and upon the occurrence of the Incremental Closing Date, the aggregate amount of the Revolving Credit Commitments shall be $35,000,000. The Administrative Agent shall be authorized to mark the Register accordingly to reflect the reduction set forth herein.

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IN WITNESS HEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Incremental Joinder.

BNP PARIBAS,
as Administrative Agent and Incremental Lender

By:	/s/ Michael Colias
Name:	Michael Colias
Title:	Managing Director

By:	/s/ David Engelson
Name:	David Engelson
Title:	Director

[Signature page to Joinder Agreement]

NRC US HOLDING COMPANY, LLC,
as a Borrower and Borrower Representative

By:	/s/ Glenn M. Shor
Name:	Glenn M. Shor
Title:	Secretary

SPRINT ENERGY SERVICES, LLC,
as a Borrower

By:	/s/ Philip Bowman
Name:	Philip Bowman
Title:	Chief Financial Officer

[Signature page to Joinder Agreement]

ENPRO HOLDINGS GROUP, INC.
ENPRO SERVICES OF MAINE, INC.
ENPRO SERVICES OF VERMONT, INC.
TMC SERVICES, INC.

By:	/s/ Paul Taveira
Name:	Paul Taveira
Title:	President

PROGRESSIVE ENVIRONMENTAL
SERVICES, INC. SOUTHERN WASTE, INC.
EAGLE CONSTRUCTION AND
ENVIRONMENTAL SERVICES, LLC

By:	/s/ Glenn M. Shor
Name:	Glenn M. Shor
Title:	Treasurer and Assistant Secretary

[Signature page to Joinder Agreement]

GUARANTORS:

NRC GROUP HOLDINGS, LLC

By:	/s/ Glenn M. Shor
Name:	Glenn M. Shor
Title:	Assistant Secretary

JFL-NRC HOLDINGS, LLC
NATIONAL RESPONSE CORPORATION
NRC ENVIRONMENTAL SERVICES INC.
OSRV HOLDINGS, INC.
NRC PAYROLL MANAGEMENT LLC
NRC ALASKA, LLC
SPECIALIZED RESPONSE SOLUTIONS, L.P.

By:	/s/ Glenn M. Shor
Name:	Glenn M. Shor
Title:	Secretary

SES HOLDCO, LLC
SPRINT KARNES COUNTY DISPOSAL LLC

By:	/s/ Glenn M. Shor
Name:	Glenn M. Shor
Title:	Vice President

[Signature page to Joinder Agreement]

NRC NY ENVIRONMENTAL SERVICES, INC.
NRC EAST ENVIRONMENT AL SERVICES, INC.

By:	/s/ Paul Taveira
Name:	Paul Taveira
Title:	President and CEO

[Signature page to Joinder Agreement]

SCHEDULE A

TO JOINDER AGREEMENT

Name of Incremental Lender	Type of Commitment	Amount
BNP Paribas	Incremental Term Loan Commitment	$35,000,000.00
		Total: $35,000,000.00

EXHIBIT A

Form of Solvency Certificate

October [ ], 2018

This certificate (this “Solvency Certificate”) is delivered pursuant the Credit and Guaranty Agreement, dated as of June 11, 2018, among NRC Group Holdings, LLC, as Parent (“Parent”), NRC US Holding Company, LLC and Sprint Energy Services, LLC, as borrowers (the “Borrowers”), NRC Group Holdings, LLC and certain of the Borrowers’ subsidiaries party thereto, as Guarantors, the lenders party thereto, and BNP Paribas, as Administrative Agent and Collateral Agent (the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. The undersigned hereby certifies, solely in such undersigned’s capacity as [Chief Financial Officer/equivalent officer] of NRC US Holding Company, LLC, acting as Borrower Representative, and not individually, as follows:

As of the date hereof, immediately after giving effect to the consummation of the Transaction and the making of the Incremental Loans under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Incremental Loans:

a. The sum of the debt (including contingent liabilities) of Parent and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the assets of Parent and its Restricted Subsidiaries, taken as a whole;

b. The capital of Parent and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Parent and its Restricted Subsidiaries, taken as a whole, as such business is now conducted and is proposed to be conducted following the Incremental Closing Date;

c. Parent and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature; and

d. The present fair saleable value of the assets (on a going concern basis) of Parent and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of Parent and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured.

For purposes of this Solvency Certificate, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

EXHIBIT A

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate in such undersigned’s capacity as [chief financial officer] of NRC Group Holdings, LLC and not individually, as of the date first stated above.

NRC GROUP HOLDINGS, LLC

By:
Name:
Title: